UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	May 13, 2015
(May 12, 2015)

Commission	Name of Registrants, State of Incorporation,	I.R.S. Employer
File Number	Address and Telephone Number	Identification No.

001-32462	PNM Resources, Inc.	85-0468296
(A New Mexico Corporation)
414 Silver Ave. SW
Albuquerque, New Mexico 87102-3289
(505) 241-2700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.
On May 12, 2015, PNM Resources, Inc. (“PNMR”) held its Annual Meeting of Stockholders (the “Meeting”). At the Meeting, PNMR’s stockholders voted on the election of the nine nominated directors to serve for the ensuing year; on a proposal to ratify the appointment of KPMG LLP to serve as PNMR’s independent public accountants for the year ending December 31, 2015; and on a proposal to approve, on an advisory basis, the compensation of PNMR’s named executive officers (“NEOs”).
As of March 23, 2015, the record date for the Meeting, there were 79,653,624 shares of PNMR’s common stock outstanding and entitled to vote at the Meeting.
All matters voted on at the Meeting were approved by PNMR’s stockholders. Set forth below are the final voting results for each of the proposals submitted to a vote of PNMR’s stockholders at the Meeting.
At the Meeting, PNMR’s stockholders elected, by the vote indicated below, the following nine persons as directors, each to serve as such until PNMR’s Annual Meeting of Shareholders to be held in 2016:

Director	Votes For	Votes Withheld	Broker Non-Votes
Adelmo E. Archuleta	66,632,086	651,605	5,617,512
Patricia K. Collawn	66,779,895	503,796	5,617,512
E. Renae Conley	67,138,755	144,936	5,617,512
Alan J. Fohrer	67,130,947	152,744	5,617,512
Sidney M. Gutierrez	67,094,830	188,861	5,617,512
Maureen T. Mullarkey	67,068,571	215,120	5,617,512
Robert R. Nordhaus	67,052,100	231,591	5,617,512
Donald K. Schwanz	67,123,417	160,274	5,617,512
Bruce W. Wilkinson	67,132,604	151,087	5,617,512

At the Meeting, PNMR’s stockholders approved the proposal to ratify the appointment of KPMG LLP to serve as PNMR’s independent public accountants for the year ending December 31, 2015, by the vote indicated below:

Votes For	Votes Against	Abstentions
72,664,496	131,488	105,219

At the Meeting, PNMR’s stockholders approved, on an advisory basis, the compensation of PNMR’s NEOs, by the vote indicated below:

Votes For	Votes Against	Abstentions	Broker Non-Votes

66,393,455	726,425	163,811	5,617,512

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PNM RESOURCES, INC.
(Registrant)

Date: May 13, 2015	/s/ Joseph D. Tarry
Joseph D. Tarry
Vice President and Corporate Controller
(Officer duly authorized to sign this report)